EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Ashok Kumar, President and Chief Executive Officer of Cosmo Ventures Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the annual report on Form 10-K of Cosmo Ventures Inc. for the fiscal year ended March 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cosmo Ventures Inc.

Cosmo Ventures Inc.

Dated: June 28, 2019	By:	/s/ Ashok Kumar
Ashok Kumar President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer